Exhibit 99.1

FIRST AMENDMENT

TO TRANSITION PROPERTY DUE

DILIGENCE SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSITION PROPERTY DUE DILIGENCE SERVICES AGREEMENT (this “Amendment”) is made and entered into as of the 24th day of February, 2005, by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Service Provider”), and INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Client”).

RECITALS:

A.            Service Provider and Client previously entered into that certain Transition Property Due Diligence Services Agreement, dated as of December 29, 2004 (the “Agreement”).

B.            Service Provider and Client desire to amend the Agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, Service Provider and Client hereby amend the Agreement and agree as follows:

1.             Incorporation of Recitals; Defined Terms.  The foregoing Recitals are, by this reference, incorporated into the text of this Amendment as if fully set forth herein.  Initially capitalized terms used but not defined in this Amendment, but defined in the Agreement, shall have the meanings given to them in the Agreement.

2.             Performance of Services with respect to Subject Properties.   Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.           Performance of Services with respect to  Subject Properties.  Upon request of the Client, Service Provider agrees to provide Client with the Services in connection with evaluating and acquiring any Subject Property (as defined in the Property Acquisition Agreement) and any other property the Client desires to acquire (Subject Properties and any other property with respect to which Client requests Service Provider to provide Services shall hereinafter collectively be referred to as a “Property” or “Properties”).  Notwithstanding the foregoing or anything else contained in this Agreement, Service Provider shall not be required to provide the Services hereunder with respect to any Subject Property if:

(a)           performing the Service would violate applicable law or the rules of any regulatory body having jurisdiction over the Parties or the Subject Property;

(b)           performing the Service would result in the commission of fraud upon any person or party;

(c)           Service Provider has a reasonable basis, upon the advice of counsel, that performing the Service would subject the Service Provider to material liability or material damages in any civil litigation; or

(d)           Service Provider reasonably believes that it does not have a sufficient number of qualified personnel to provide the Services, provided that Service Provider shall use commercially reasonable efforts to eliminate and minimize the duration of any personnel shortage.”

3.             Termination.  Section 4(b)(i)d of the Agreement is hereby amended and restated in its entirety as follows:

“d.           Client requests that Service Provider take any action that, upon the advise of counsel to Service Provider, would subject the Service Provider to material liability or material damages in a civil litigation (and Client does not promptly revoke such request upon Service Provider’s refusal to comply); or”.

4.             Payment.  Section 7(b) of the Agreement is hereby deleted in its entirety.  Any and all references in the Agreement to “Overhead Costs” are hereby deleted in their entirety.  Section 7(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c)         for Properties with respect to which Client specifically requests Service Provider to negotiate the business terms of a letter of intent, letter agreement or agreement of purchase and sale, a non-accountable administrative overhead expense reimbursement equal to $25,000 (“Negotiation Costs”); and”

5.             References to “Acquisitions”.  Any and all references in the Agreement to “Acquisitions” shall mean and refer to Service Provider.

6.             Counterparts; Facsimile Signatures.  This Amendment may be executed (a) in any number of counterparts, each of which shall be an original, and each such counterpart shall constitute but one and the same agreement and (b) by facsimile which shall be considered and constitute an original, executed and delivered agreement.

7.             Miscellaneous.  Except to the extent amended and modified herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect as originally written.  This Amendment shall be deemed to be a part of the Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Client and Service Provider have executed this Amendment as of the day and year first above written.

SERVICE PROVIDER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosneza
	Name:	G. Joseph Cosenza
	Its:	President

CLIENT:

INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Barry L. Lazarus
	Name:	Barry L. Lazarus
	Its:	President